Letter of Intent

Between

DOMINOVAS ENERGY CORPORATION

&

The Republic of Madagascar

Specific To A:

650 MEGA WATT CLEAN COAL

BASE-LOAD POWER PLANT



NOVEMBER 1ST - 2016

CONFIDENTIALITY & DISCLAIMER

THIS IS A CONFIDENTIAL DOCUMENT intended solely for limited use as the basis for this **Letter Of Intent** and as an information source only specific to Dominovas Energy Corp ("DEC") presentation of the Clean Coal power plant opportunity. This information shall not be deemed a solicitation for funds or an offering of securities as could be deemed under any existing securities statutes relative to an offering. No warranty or representation is made by DEC as to the accuracy or completeness of the information contained although this material is based, in part, upon information supplied to DEC from sources it deems to be reliable.

This confidential document, which contains brief, selected information pertaining to the proposed business, affairs, opportunities and strategies of DEC has been prepared for you. No one from DEC, its officers, employees or agents make any representation or warranty, expressed or implied, as to the financial viability, any financial gain or the suitability of this proposal, the accuracy or completeness of this confidential document, or any of its contents; and no legal liability is assumed or shall be implied with respect, thereto.

By acknowledgement of your receipt of this confidential document, you agree that the document and its contents are confidential; that you will hold and treat it in the strictest of confidence; that you will not directly or indirectly disclose or permit anyone else to disclose this document or its contents to any other person, firm, or entity without prior written authorization of DEC; and that you will not use, or permit to be used, this document or its contents in any fashion or manner detrimental to the interest of DEC.

Photocopying, forwarding or otherwise sharing or other duplication is strictly prohibited unless authorized by DEC. The material contained in this document is CONFIDENTIAL, furnished solely for the purpose of considering the involvement with DEC described, herein, and is not to be used for any other purpose or made available to any other person without the express written consent of DEC or any of its subsidiaries. Engagement should be made based upon independent investigation, projection, and conclusions without specific reliance upon the scientific material contained, herein. It is important to understand the material, herein, is subject to change including illustrations, information, and claims based upon specific scenarios. If requested, you agree to return this confidential document to DEC.

The views expressed within this document are those of DEC, unless expressly indicated. DEC does not make any warranty, expressed or implied, nor assume any liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed; nor does it represent that its use would not infringe on any parties privately owned rights, including any party's intellectual property rights. References, herein, to any commercial product, process, service, or trade name, trade mark, or manufacturer does not necessarily constitute or imply any endorsement, recommendation, or any favoring of such products.

All illustrations, information, and claims are subject to change based upon specific scenarios. All information contained, herein, is for presentation purposes only. Specific information regarding efficiencies, emissions, cost, and performance is subject to change.

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1 November 2016

To: Mr. J. Ravaloson
Directeur Général Délégué
Agence Malagasy de Dévelopement Economique
et de Promotion d'Entreprises (AMDP)
Republic of Madagascar

LETTER OF INTENT

This Letter of Intent (the "**LOI**") concerns the joint interests and intent of the **Republic of Madagascar** and **Dominovas Energy Corporation**, a United States publicly traded Company incorporated in Nevada and with registered offices in Atlanta, Georgia, to engage in discussions for the purpose of deploying a **650MW** clean coal electricity generating plant that will allow for the generation, distribution, consumption and sale of energy to and within the country of the **Republic of Madagascar**.

WHEREAS, Each of the afore mentioned "**Parties**" which are further, herein, are referred to individually as a "**Party**" and both of which are referred to together as the "**Parties**".

WHEREAS, The **Republic of Madagascar's** national development is impeded by the lack of access to reliable and sustainable electricity. Madagascar has identified coal resources that may be sufficient for "feeding" the coal plant as well as abundant water mineral resource as necessary to support the, herein, described and proposed coal power plant. The **Republic of Madagascar** can be, and has, the potential to be an energy production leader.

WHEREAS, Insufficient and unreliable electricity is one of the most severe constraints in the **Republic of Madagascar's** people and on its investment climate, but the lack of electricity, thereof, need not be the case. At the household level, inadequate electricity access constrains the delivery of the basic social services and local enterprise. On a large scale, power shortages yield significant losses, most specifically in overall production of **Malagasy** businesses. Ultimately, this also inhibits new investment and manufacturing projects and overall growth.

WHEREAS, Dominovas Energy is an energy solutions company that has business interests, expertise, technology, and intellectual property rights ("IPR") relating to the integration, implementation, and deployment of electricity generating systems that include Clean Coal, Hydro Technology, and Fuel Cell renewable-based electrical power generation technologies for large scale multi-megawatt country, commercial and industrial applications; these applications include city and rural electrification oil and gas, mining, electrical utility companies, and others.

WHEREAS, This LOI is intended to validate the intent of the parties to further engage in discussions that could possibly progress to agreements that would allow for Dominovas Energy to ultimately supply power to the **Republic of Madagascar** and for the **Republic of Madagascar** to accept said electricity.

WHEREAS, This document is additionally intended to assist the Parties in recognizing one another's intentions regarding discussions to examine and identify a construct that supports and promotes the Parties' common interests, strategies, and possible approaches enabling Dominovas Energy to legally operate as a power provider and electricity distributer legally and lawfully within the country of the **Republic of Madagascar**.

WHEREAS, The Parties as evidenced by the mutual execution of this Letter Of Intent desire to work in collaboration to develop a relationship to pursue those common interests. The Parties acknowledge they are under no obligation,

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subsequently, to enter into a subsequent legally binding agreement or to continue discussions in respect of any of the subject matter to which this document relates.

WHEREAS, In cooperation, the **Republic of Madagascar**, as the potential strategic country off-taker, will assist and support **Dominovas Energy** as may be required to implement the coal plant project, to include but not be limited to: Power Provider Agreements, Generating Agreements, Land Use Permits, Land Grant, Specific Guarantees as may be required for financing within the international financing community and the like as well as any other off-taker contracts as may be required for legally authorized operation within the **Republic of Madagascar**.

WHEREAS, Dominovas Energy recognizes that the installation of new power transmission lines will be necessary in order to facilitate the evacuation of the proposed generation of the, herein, referenced 650MW of electricity.

WHEREAS, Dominovas Energy recognizes that suggested routes may potentially traverse near or contiguous to environmentally sensitive areas and specific district and corridors will need to be identified before final line lengths and paths can be determined

WHEREAS, Dominovas Energy understands that relative to the proposed transmission lines the voltage selection is the key factor and preliminary investigation indicates that 400kV may suffice using a triple Bersfort conductor bundle as a start. The distance, however, from north to south may not be able to accommodate this and as such a 765kV or even HVDC may be required, pending the outcome of further studies. Additionally, dedicated supply or to the terminal point or multiple substation(s) for further distribution may affect the costs, depending on subsequent agreements with and additional identified local entities.

WHEREAS, Indicative cost in USD per km for the identified technology used for the voltage selection and terrain details will ultimately determine the final price. This typically includes self-supporting structures, Guy V's or Cross Rope suspension towers. As a guide, using self-supporting structures the costs would typically be approximately 25% higher per km, as opposed to R250-300k per km for cross-rope.

WHEREAS, Minimum possible time of construction of these lines together with the stations for a single contractor can typically be approximately 10-20km per month, again depending on the construction methodology and the terrain. On a line of this length Dominovas Energy will consider that multiple contractors may need to be employed simultaneously to shorten the construction period. Substations would typically be in the order of 18-24 months.

WHEREAS, Other items that may influence the above issues may be:

- System studies
- Load flow and fault levels
- Reactive compensation for power transfer capability
- Grounding reactors for successfully auto-reclosing
- Existing infrastructure
- Dedicated supply or multiple users.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants between the parties contained, herein, the receipt and sufficiency of which is, hereby, acknowledged and accepted, and intending to be legally bound hereby, Dominovas Energy represents the following:

NO COST TO THE REPUBLIC OF MADAGASCAR

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1. **FINANCIAL CAPABILITY allowing for no cost to The Republic of Madagascar**:
   - As a **"Power Africa"** partner, Dominovas Energy has access to finance partners that include but are not limited to: Goldman Sachs, Standard Bank, African Development Bank (AFDB), Development Bank of Southern Africa (DBSA), International Finance Corporation (IFC) and the European Development Bank.
   - Dominovas Energy has secured an additional initial $2 Billion (USD) facility for deployment of its energy solutions.

2. **SCOPE OF COLLABORATION**:
   - Dominovas Energy has the financial capability for funding the clean coal energy solution which is to be deployed.
   - Dominovas Energy commits to providing this clean, reliable, sustainable and technologically advanced energy solution in the country of the **Republic of Madagascar**.
   - Dominovas Energy will ensure the successful execution for Generation, Transmission and Distribution of electricity.
   - The **Republic of Madagascar** will ensure and support the necessary framework to allow for the deployment of electricity within the **Republic of Madagascar** specific to the legal, institutional and Ministerial construct of the country.
   - The Government of the **Republic of Madagascar** will support Dominovas Energy during the financial structuring process to include the facilitation of necessary and required documentation to allow for a "bankable" and deliverable project(s).

THE OFFERING OF 3/15/15 DOMINOVAS ENERGY in concert with, and with the support of **Republic of Madagascar** will deploy **WITHIN 36 MONTHS** 650MWs of base-load electricity produced by a state of the art clean coal fired power plant.

The offering is presented as a 3/15/15 **Build Own Operate Train & Transfer (BOOTT)** model.

- 3 years to **B**uild from date of finance approval
- 15 years of Dominovas Energy **O**wnership, **O**peration Training & **T**ransfer
- US $.15 cents per kilo watt hour tariff price.
- Operational Lifespan of Plant Minimum 60 years
- Job creation (up to 1000 jobs during construction, +- 250 jobs yearly during the 60 years of operation)
- Economic Development Opportunities If Coal resources are Developed

Government Support –

- Land to be provided by Government as mutually agree specific to project suitability
- Government to supply and expedite all necessary permits, easements, water rights and approvals
- Government to provide letters of support and guarantees as required for the support of financing from financial institutions identified by Dominovas Energy as, "most suitable".

The Power Station –

The Basic Power Block - 1 power block is a coal-fired electric generating unit comprising a nominal 650 MW General Electric steam turbine, tandem-compound 4-flow single reheat unit with throttle conditions of 3500 psig, 1050°F/1100°F.

The Generator - Alstom steam generator is rated at approximately 4,650,000 lbs. per hour and is capable of burning bituminous coal only or a combination of bituminous coal and pet-coke (up to a 70%/30% blend) and in possible combination with coal pulverizers the plant would have a significant design margin operating at ~70% for MCR firing.

The Plant Design - The heat rate with this power block is 8725 BTU/kW-hr with turbine control valves wide open (VWO) with a circular mechanical forced draft cooling tower, an electrostatic precipitator, and a wet limestone flue gas desulphurization system.

The Design - All cycle design has been completed along with the design documentation of the power block.

- Drawings
- Specifications
- Calculations
- 3D modeling

Design - Summary

All design associated with the equipment listed is complete specific to:

- Foundations and buildings for the boiler
- Coal silo bay
- Turbine building
- All foundations which are of a heavy mat design on piles
- The general arrangement of the
- power block as completely developed for all critical piping



Balance-Of-Plant –

Dominovas Energy is responsible for the procurement and deployment of all additional equipment and facilities as required and as have already been specified and are currently ready for procurement concomitant with financial close. Additionally, a comprehensive PrimaVera level 3 schedule of procurement, engineering, construction, and start-up has been fully developed and will be adjusted to accelerate deployment based upon location of the plant and the finalized site construction plan.

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- State of the Art Technology
- The plant and back-end design are to the highest of air emissions requirements.
- Complete and fully developed site layouts
- All P&IDs are complete specific to piping and electrical physical design.



CONSENSUS

IN WITNESS WHEREOF, the Parties, hereto, have executed this Letter of Interest as of the Effective Date. The terms and offer to engage as set, herein, from the date acknowledged, herein, and as received and executed by all parties, hereto, remain in effect on or before the 10th day of November, 2016. This Letter of Interest shall be fully effective, operative from the effective date (in terms of the offerings and representations of this Letter Of Interest); that is, on and from the date of the Party signing this Agreement last in time or the deemed date of such signature, if such date does not expressly appear from the Agreement.

SIGNED at Antananarivo, Madagascar on this the 9th day of NOVEMBER, 2016, before the undersigned witnesses:

________________ *(sign)*

FOR: MADAGASCAR
DULY AUTHORIZED

Full Name of Signatory: J. RAVALOSON

Capacity: COO, AMDP

SIGNED at Antananarivo, Madagascar on this the 9th day of NOVEMBER, 2016, before the undersigned witnesses:

________________ *(sign)*

FOR: MADAGASCAR
DULY AUTHORIZED

Full Name of Signatory: Hugues Ratsiferana

Capacity: RP - Senior Advisor.

ADDITIONAL SIGNATURE TO FOLLOW ON THE NEXT PAGE

SIGNED at Johannesburg, South Africa on this the 1st day of NOVEMBER 2016, before the undersigned witnesses:

________________ *(sign)*

FOR: DOMINOVAS ENERGY CORPORATION
DULY AUTHORIZED - Full Name of Signatory: Neal Allen Capacity: Chairman and Chief Executive Officer